SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 18, 1998


                    FRANCHISE FINANCE CORPORATION OF AMERICA
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



   Delaware                           1-13116                   86-0736091
---------------                    ------------           ----------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)           Identification Number)
incorporation)



                17207 North Perimeter Drive, Scottsdale, AZ 85255
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 585-4500

                                      NONE
                                      ----
          (Former Name or Former Address, if Change Since Last Report)

Item 5.  Other Events.

         (a) On February 18, 1998, the Registrant entered into an Underwriting Agreement dated February 18, 1998 with A. G. Edwards & Sons, Inc. (the "Underwriter"), with respect to the issue and sale by the Registrant, and the purchase by the Underwriter, of an aggregate of 1,258,427 shares of the Registrant's $.01 par value Common Stock (the "Common Stock"). The Underwriting Agreement dated February 18, 1998 is attached hereto and referenced as Exhibit
1.01. Kutak Rock as counsel to the Registrant has issued its opinion as to the legality with respect to the Common Stock. The opinion is attached hereto and referenced as Exhibit 5.01

         (b) On April 21, 1998, the Registrant entered into an Underwriting Agreement with the Underwriter with respect to the issue and sale by the Registrant, and the purchase by the Underwriter, of an aggregate of 892,857 shares of the Registrant's Common Stock. The Underwriting Agreement dated April 21, 1998 is attached hereto and referenced as Exhibit 1.02. Kutak Rock as counsel to the Registrant has issued its opinion as to the legality with respect to the Common Stock. The opinion is attached hereto and referenced as Exhibit 5.02

Item 7.   Financial Statements and Exhibits.

         (c)   Exhibits.

                  1.01   Underwriting Agreement dated February 18, 1998
                  1.02   Underwriting Agreement dated April 21, 1998
                  5.01   Legal Opinion of Kutak Rock dated February 18, 1998
                  5.02   Legal Opinion of Kutak Rock dated April 21, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FRANCHISE FINANCE CORPORATION OF
                                        AMERICA (Registrant)



Dated: April 27, 1998                   By /s/  John Barravecchia
                                           ----------------------
                                        John Barravecchia,
                                        Executive Vice President
                                        and Chief Financial Officer


Dated: April 27, 1998                   By /s/ Catherine F. Long
                                           ---------------------
                                        Catherine F. Long,
                                        Senior Vice President, Finance and
                                        Principal Accounting Officer